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                                                                   EXHIBIT 99.1

                                                      [THE UROCOR COMPANY LOGO]

INVESTOR CONTACT:              COMPANY CONTACTS:
Neil Berkman Associates        Bruce Hayden        David Schreiber
(310) 277 - 5162               Sr. VP & CFO        CFO
info@BerkmanAssociates.com     UroCor, Inc.        DIANON Systems, Inc.
--------------------------     (405) 290-4000      (203) 381-4055

FOR IMMEDIATE RELEASE


                DIANON SYSTEMS, INC. SIGNS DEFINITIVE AGREEMENT
                            TO ACQUIRE UROCOR, INC.

             o Acquisition Would Create Largest U.S. Urology Diagnostics Service Provider

             o Significant Milestone in DIANON's Strategy to Become the Leading Cancer Diagnostic Company

         STRATFORD, CT. and OKLAHOMA CITY, OK. -- June 28 , 2001 -- DIANON SYSTEMS, INC. (NASDAQ: DIAN) and UROCOR, INC. (NASDAQ: UCOR) announced today the signing of a definitive agreement for the acquisition of UroCor by DIANON in a stock-for-stock transaction with an equity value of approximately $180 million. The transaction furthers DIANON's strategy to become the leader in the full-service cancer diagnostics market and creates a company with a leading market share in the urology segment of this market.
         The acquisition will be structured as a tax-free share exchange and will be accounted for as a purchase. Each share of UroCor common stock will be converted into the right to receive 0.4064 shares of DIANON common stock up to a maximum of $18.00 per share of UroCor common stock. There is no guaranteed price protection or "collar." Based on the closing price of DIANON stock of $40.01 on June 27, 2001, the fixed exchange ratio equates to a price of $16.26 per UroCor share, a premium of 32% over UroCor's 90-day average stock price. The acquisition is subject to approval by both DIANON's and UroCor's shareholders, regulatory approval and other closing conditions, and is expected to close in the fourth quarter of this year. Kevin Johnson will continue as President and Chief Executive Officer of the new company.

The strategic highlights of the acquisition to DIANON are:
       o Combined presence in the Urology market enhances DIANON's position as a leader in cancer diagnostics
       o Increased scale nationwide including services to more than 5,000 office based urologists
       o Builds customer base and strengthens relationship with managed care customers
       o Expands capacity with a group of board-certified, experienced urological pathologists
       o  Enhances technological capabilities
       o  Strengthens information database
       o  Presents significant opportunities to drive earnings growth

         Kevin Johnson, President and Chief Executive Officer of DIANON, stated, "UroCor is an excellent fit both strategically and operationally. This acquisition is a synergistic union that clearly furthers DIANON's strategic mission to be the leader in cancer diagnostics. This union is also in keeping with our proven long term business strategy of adding complementary businesses that broaden DIANON's leading laboratory services, technology and market presence. In short, this is a winning combination for all, including customers, employees and investors."

         Michael George, Chief Executive Officer of UroCor, stated, "We are extremely pleased to combine resources with DIANON Systems, thus creating the premier diagnostic service provider to the urology community. Our strong market positions will be supported by the tremendous breadth and depth of our combined laboratory services, innovation and geographic diversity."
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    DIANON SYSTEMS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE UROCOR, INC.
June 28, 2001
Page Two


         Mr. Johnson went on to say, "Our two companies share common operating philosophies, including the same strong commitment to technological innovation, diagnostic excellence and customer service. We both have very effective marketing programs focused on the urology community that, together with DIANON's comprehensive suite of services to other physician specialties, will strengthen the merged company's position as a leader in the area of cancer diagnostics. Our combined sales teams, comprised of highly experienced, technically trained representatives, will play a key role in growing our business and serving our customers. In summary, this combination will provide synergistic opportunities that will strengthen DIANON's strategic position and earnings growth opportunity going forward."
         DIANON's Chief Financial Officer, David Schreiber commented, "We remain comfortable with the consensus estimates for our base business and the expected long-term earnings per share growth rate of 30% per annum. The inherent operating leverage in our business will allow for significant SG&A synergies to be realized with the acquisition of UroCor. We expect the cost synergies to be completed during the second quarter of 2002, providing $0.07-$0.12 earnings per share accretion in 2002. Looking to 2003, we anticipate $0.15-$0.25 earnings per share accretion. The Company's cash flow should significantly strengthen with 2002 EBITDA potentially exceeding $45 million." Schreiber added, "A significant charge for restructuring and other activities relating to conforming business processes will be booked at the time of Closing."
         Lazard Freres acted as financial advisor to DIANON Systems, Inc. and Cadwalader, Wickersham & Taft acted as legal counsel. U.S. Bancorp Piper Jaffray acted as financial advisor to UroCor, Inc.

DIANON CONFERENCE CALL INFORMATION:
         DIANON will hold a conference call on Thursday, June 28, 2001 at 10:30 a.m. Eastern Day Light Time. This conference call will offer an audio broadcast and PowerPoint presentation live on the Internet. The audio portion can be accessed at http://www.italkservices.com/s.i?t=v&p=14335&i=1. To access the PowerPoint presentation please go to www.presentonline.com, and log on as participant with access code x923321. An audio replay of the conference call will be available for one week. Please contact Brian Ritchie at Noonan/Russo Communications at (212-696-4455 x335) or b.ritchie@noonanrusso.com for replay details.
         DIANON Systems, Inc. provides a full line of anatomic and molecular pathology testing services and the CarePathTM Health Information Service, which provides personalized, diagnosis-specific information to physicians and to their patients at critical moments in the health care process.
         UroCor, Inc. markets a comprehensive range of products and services to assist in detecting, diagnosing, treating and managing prostate cancer, bladder cancer, kidney stones and other complex urologic disorders. The Company's primary focus is providing products and services to help urologists improve patient care and outcomes while reducing the total cost of managing these diseases. The Company provides comprehensive diagnostic services to detect major urologic conditions, enhance the accuracy of prognosis of individual patient's disease, monitor the patient's therapy and identify recurrence of the disease. The Company acquires marketing and co-promotion rights to urologic pharmaceutical products and selected devices. UroCor markets these services and products directly to urologists and managed care organizations across the United States.

The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to revenue and earnings expectations, acquisitions, reimbursement rates and coverage, state and national regulatory compliance, the Company's maintenance of above-average quality of its services and products and competitive pressures. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission. A registration statement related to the Dianon Systems, Inc. common stock to be issued to the UroCor stockholders, and the proxy statements relating to the meetings of the stockholders of Dianon and UroCor, will be filed with the Securities and Exchange Commission as soon as practicable. When filed, copies of these documents may be obtained free of charge on the SEC website (www.sec.gov). These documents should be carefully reviewed because they will contain important information.


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